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                                                                  Exhibit 10.20
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                                    MASTER EQUIPMENT LEASE AGREEMENT NO. 34293
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LESSOR:  FLEET CAPITAL CORPORATION     LESSEE:  EDWARD D. JONES & CO., L.P.
         a Rhode Island corporation             a Missouri Limited Partnership

ADDRESS: One Financial Plaza           ADDRESS: 12555 Manchester Road
         Providence, Rhode Island               St. Louis, MO
         02903-2448                             63131

1.   LEASE OF EQUIPMENT
     Subject to the terms and conditions set forth herein (the "MASTER LEASE") and in any Lease Schedule incorporating the terms of this Master Lease (each, a "LEASE SCHEDULE"), Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the items and units of personal property described in each such Lease Schedule, together with all replacements, parts, additions, accessories and substitutions therefor (collectively, the "EQUIPMENT"). As used in this Lease, the term "ITEM OF EQUIPMENT" shall mean each functionally integrated and separately marketable group or unit of Equipment subject to this Lease. Each Lease Schedule shall constitute a separate, distinct and independent lease of Equipment and contractual obligation of Lessee. References to "THE LEASE," "THIS LEASE" or "ANY LEASE" shall mean and refer to any Lease Schedule which incorporates the terms of this Master Lease, together with all exhibits, addenda, schedules, certificates, riders and other documents and instruments executed and delivered in connection with such Lease Schedule or this Master Lease, all as the same may be amended or modified from time to time. The Equipment is to be delivered and installed at the location specified or referred to in the applicable Lease Schedule. The Equipment shall be deemed to have been accepted by Lessee for all purposes under this Lease upon Lessor's receipt of an Acceptance Certificate with respect to such Equipment, executed by Lessee after receipt of all other documentation required by Lessor with respect to such Equipment. Lessor shall not be liable or responsible for any failure or delay in the delivery of the Equipment to Lessee for whatever reason. As used in this Lease, "ACQUISITION COST" shall mean (a) with respect to all Equipment subject to a Lease Schedule, the amount set forth as the Acquisition Cost in the Lease Schedule and the Acceptance Certificate applicable to such Equipment; and (b) with respect to any item of Equipment, the total amount of all vendor or seller invoices (including Lessee invoices, if any) for such item of Equipment, together with all acquisition fees and costs of delivery, installation, testing and related services, accessories, supplies or attachments procured or financed by Lessor from vendors or suppliers thereof (including items provided by Lessee) relating or allocable to such item of Equipment ("RELATED EXPENSES"). Provided no event of Default has occurred and remains uncured hereunder and upon the satisfaction of all preconditions deemed necessary by Lessor, Lessor shall satisfy the obligation to pay the Acquisition Cost within thirty (30) days of the Lease Term Commencement Date. As used in this Lease with respect to any Equipment, the terms "ACCEPTANCE DATE," "RENTAL PAYMENT(S)," "RENTAL PAYMENT DATE(S)," "RENTAL PAYMENT NUMBERS," "RENTAL PAYMENT COMMENCEMENT DATE," "LEASE TERM" and "LEASE TERM COMMENCEMENT DATE" shall have the meanings and values assigned to them in the Lease Schedule and the Acceptance Certificate applicable to such Equipment.

2.   TERM AND RENT
     The Lease Term for any Equipment shall be as specified in the applicable Lease Schedule. Rental Payments shall be in the amounts and shall be due and payable as set forth in the applicable Lease Schedule. Lessee shall, in addition, pay interim rent to Lessor as provided in the Lease Schedule from the Acceptance Date to the Lease Term Commencement Date set forth in the applicable Acceptance Certificate, payable on such Lease Term Commencement Date. If any rent or other amount payable hereunder shall not be paid within 10 days of the date when due, Lessee shall pay as an administrative and late charge overdue interest on any delinquent payment or other amounts due under the Lease (by reason of acceleration or otherwise) from the due date until paid at the rate of 1 1/2% per month or the maximum amount permitted by applicable law, whichever is lower. All payments to be made to Lessor shall be made to Lessor in immediately available funds at the address shown above or at such other place, as Lessor shall specify in writing. THIS IS A NON-CANCELABLE, NON-TERMINABLE LEASE OF EQUIPMENT FOR THE ENTIRE LEASE TERM PROVIDED IN EACH LEASE SCHEDULE HERETO.

3.   POSSESSION; PERSONAL PROPERTY
     No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the Lease Term (provided no Event of Default has occurred) free from interference by any person claiming by, through, or under Lessor. The Equipment shall always remain personal property even though the Equipment may hereafter become attached or affixed to real property. Lessee agrees to give and record such notices and to take such other action at its own expense as may be necessary to prevent any third party (other than an assignee of Lessor) from acquiring or having the right under any circumstances to acquire any interest in the Equipment or this Lease. Provided no Event of Default has occurred and remains uncured hereunder, Lessor warrants that neither Lessor nor persons or entities claiming through Lessor shall interfere with Lessee's quiet use and possession of the Equipment in accordance with the terms of this Lease.

4.   DISCLAIMER OF WARRANTIES
     LESSOR IS NOT THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, ITS FITNESS FOR A PARTICULAR PURPOSE, ITS DESIGN OR CONDITION, ITS CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER RELATING THERETO, OR PATENT INFRINGEMENTS, AND LESSOR HEREBY DISCLAIMS ANY SUCH WARRANTY. LESSOR IS NOT RESPONSIBLE FOR ANY REPAIRS OR SERVICE TO THE EQUIPMENT, DEFECTS THEREIN OR FAILURES IN THE OPERATION THEREOF. Lessee has made the selection of each item of Equipment and the manufacturer and/or supplier thereof based on its own judgment and expressly disclaims any reliance upon any statements or representations made by Lessor.

For so long as no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) has occurred and is continuing, Lessee shall be the beneficiary of, and shall be entitled to, all rights under any applicable manufacturer's or vendor's warranties with respect to the Equipment, to the extent permitted by law.

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     If the Equipment is not delivered, is not properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any reason whatsoever, Lessee shall make all claims on account thereof solely against the manufacturer or supplier and not against Lessor, and Lessee shall nevertheless pay all rentals and other sums payable hereunder. Lessee acknowledges that neither the manufacturer or supplier of the Equipment, nor any sales representative or agent thereof, is an agent of Lessor, and no agreement or representation as to the Equipment or any other matter by any such sales representative or agent of the manufacturer or supplier shall in any way affect Lessee's obligations hereunder.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS
     Lessee represents and warrants to and covenants with Lessor that:

         (a) Lessee has the form of business organization indicated above and is duly organized and existing in good standing under the laws of the state listed in the caption of this Master Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property; (b) this Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder or partner approval, does not require the approval of, or the giving notice to, any federal, state, local or foreign governmental authority and does not contravene any law binding on Lessee or contravene any certificate or articles of incorporation or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound; (c) this Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms;
(d) Lessee has not and will not, directly or indirectly, create, incur or permit to exist any lien, encumbrance, mortgage, pledge, attachment or security interest on or with respect to the Equipment or this Lease (except those of persons claiming by, through or under Lessor); (e) the Equipment will be used solely in the conduct of Lessee's business and will remain in the location shown on the applicable Lease Schedule unless Lessee provides Lessor with prior written notice of its intention to relocate the Equipment and has completed all other notifications, filings, recordings and other actions in such new location as Lessor may reasonably request to protect Lessor's interest in the Equipment; (f) there are no pending or threatened actions or proceedings before any court or administrative agency which materially adversely affect Lessee's financial condition or operations, and all credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects; (g) Lessor has not selected, manufactured or supplied the Equipment to Lessee and has acquired any Equipment subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Equipment; (h) until all obligations of Lessee under all Leases hereunder shall have been paid and/or performed in full, Lessee covenants and agrees to provide to Lessor a copy of Lessee's FOCUS Report (or successor applicable form) as of the end of each calendar quarter as soon as such FOCUS Report is available, but in no case later than thirty (30) from the end of such calendar quarter; and (i) Lessee shall maintain a Required Capital Ratio as of the end of each calendar quarter of not less than
3.75 to 1.00. "Required Capital Ratio" means, at any date with respect to the Lessee, the ratio of (i) its Net Capital to (ii) its Minimum Net Capital Requirement. "Net Capital" means, at any date, the net capital of Lessee as (i) computed from time to time in accordance with paragraph (c) of Rule 15c3-1 and reported on line 3750 of Lessee's FOCUS Report (or successor applicable form) as of such date or (ii) in the event Lessee's Net Capital is no longer reported in its FOCUS Report (or successor applicable form), computed in a manner consistent with the methodology used to calculate Net Capital for Lessee's last available FOCUS Report and as otherwise acceptable to Lessor and Lessee and certified as true and correct by Lessee's Chief Financial Officer on a quarterly basis ("Compliance Certificate"). "Minimum Net Capital Requirement" means, at any date, the minimum Net Capital required for Lessee and its affiliates (i) computed in accordance with, and reported on line 3760 of Lessee's FOCUS Report (or successor applicable form) as of such date or (ii) in the event Lessee's Minimum Net Capital Requirement is no longer reported in Lessee's FOCUS Report (or successor applicable form), computed in a manner consistent with the methodology used to calculate Minimum Net Capital Requirement for Lessee's last available FOCUS Report and as otherwise acceptable to Lessor and Lessee and as certified as true and correct by Lessee's Chief Financial Officer on a quarterly basis in the Compliance Certificate.

6.   INDEMNITY
     Lessee assumes the risk of liability for, and hereby agrees to indemnify and hold safe and harmless on an after tax basis, and covenants to defend, Lessor, its employees, servants and agents from and against: (a) any and all liabilities, losses, damages, claims and expenses (including legal expenses of every kind and nature) arising out of the manufacture, purchase, shipment and delivery of the Equipment to Lessee, acceptance or rejection, ownership, titling, registration, leasing, possession, operation, use, return or other disposition of the Equipment, including, without limitation, any liabilities that may arise from patent or latent defects in the Equipment (whether or not discoverable by Lessee), any claims based on absolute tort liability or warranty and any claims based on patent, trademark or copyright infringement;
(b) any and all loss or damage of or to the Equipment; and (c) any obligation or liability to the manufacturer or any supplier of the Equipment arising under any purchase orders issued by or assigned to Lessor.

7.   TAXES AND OTHER CHARGES
     Lessee agrees to comply with all laws, regulations and governmental orders related to this Lease and to the Equipment and its use or possession, and to pay when due, and to defend and indemnify Lessor against liability for all license fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon any Equipment, or with respect to the manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor. Provided no Event of Default has occurred and remains uncured, Lessee shall prepare, pay and file all personal property tax returns with respect to the Equipment on or before the due date therefor and shall indemnify and hold Lessor harmless from and against any and all claims, costs, penalties, interest arising as a result of Lessee assuming responsibility for such property taxes.


8.   DEFAULT
     Lessee shall be in default of this Lease upon the occurrence of any one or more of the following events (each an "EVENT OF DEFAULT"):

     (a) Lessee shall fail to make any payment, of rent or otherwise, under any Lease within 10 days of the date when due (provided Lessor is not restricted under applicable law in its ability to provide notice to Lessee, Lessor shall provide notice to Lessee of the failure to pay an amount when due hereunder prior to declaring an Event of Default); or (b) Lessee shall fail to obtain or maintain any of the insurance required under any Lease;

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or (c) Lessee shall fail to perform or observe any covenant, condition or agreement under any Lease, and such failure continued for 30 days after notice thereof to Lessee; or (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor having a principal balance of $5,000,000 or more under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor; or (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be false or incorrect in any material respect; or (f) death or judicial declaration of incompetence of Lessee, if an individual; the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by Lessee or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code; or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding against Lessee or any of its properties or businesses, or the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, or if Lessee suffers the entry of an order for relief under Title 11 of the United States Code and in each case such involuntary proceeding is not dismissed with sixty (60) days of the filing thereof; or (g) Lessee shall default in any payment or other obligation under a material agreement (original principal amount of $5,000,000 or more) and any applicable grace or cure period with respect thereto has expired; or (h) Lessee shall terminate its existence by merger, consolidation, sale of substantially all of its assets or otherwise, unless otherwise consented to by Lessor, such consent not to be unreasonably withheld or delayed; or (i) if Lessee is a privately held entity, and during any rolling twelve month period more than 50% of Lessee's voting capital stock or other equivalent ownership interest, or effective control of such stock or interest in Lessee, issued and outstanding from time to time, is not retained by the holders of such stock or interest as of the beginning of such rolling twelve month period, unless otherwise consented to by Lessor, such consent not to be unreasonably withheld or delayed; or (j) if Lessee is a publicly held corporation, there shall be a change in the ownership of Lessee's stock such that Lessee is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933, unless otherwise consented to by Lessor, such consent not to be unreasonably withheld or delayed; or (k) any event or condition set forth in subsections (b) through (k) of this Section 8 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease; or (l) any event or condition set forth in subsections (d) through (j) shall occur with respect to any affiliated firm or entity controlling, controlled by or under common control with Lessee. Lessee shall promptly notify Lessor of the occurrence of any Event of Default or the occurrence or existence of any event or condition, which, upon the giving of notice of lapse of time, or both, may become an Event of Default.

9.   REMEDIES; MANDATORY PREPAYMENT
     Upon the occurrence of any Event of Default, Lessor may, at its sole option and discretion, exercise one or more of the following remedies with respect to any or all of the Equipment: (a) cause Lessee to promptly return, at Lessee's expense, any or all Equipment to such location as Lessor may designate in accordance with the terms of Section 18 of this Master Lease, or Lessor, at its option, may enter upon the premises where the Equipment is located and take immediate possession of and remove the same by summary proceedings or otherwise and at all times in compliance with applicable law, all without liability to Lessor for or by reason of damage to property or such entry or taking possession except for Lessor's gross negligence or willful misconduct; (b) sell any or all Equipment at public or private sale or otherwise dispose of, hold, use, operate, lease to others or keep idle the Equipment, all as Lessor in its sole discretion may determine and all free and clear of any rights of Lessee and otherwise in compliance with applicable law; (c) remedy such default, including making repairs or modifications to the Equipment, for the account and expense of Lessee, and Lessee agrees to reimburse Lessor for all of Lessor's costs and expenses; (d) by written notice to Lessee, cancel the Lease with respect to any or all Lease Schedules and the Equipment subject thereto, as such notice shall specify, and, with respect to such cancelled Lease Schedules and Equipment, declare immediately due and payable and recover from Lessee, as liquidated damages for loss of Lessor's bargain and not as a penalty, an amount equal to the Stipulated Loss Value, calculated as of the next following Rental Payment Date; (e) apply any deposit or other cash collateral or sale or remarketing proceeds of the Equipment at any time to reduce any amounts due to Lessor, and (f) exercise any other right or remedy which may be available to Lessor under applicable law, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof, including reasonable attorneys' fees and court costs. Notice of Lessor's intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever are hereby waived by Lessee and any endorser, guarantor, surety or other party liable in any capacity for any of the Lessee's obligations under or in respect of the Lease. No remedy referred to in this Section 9 shall be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

     The exercise or pursuit by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise or pursuit by Lessor of any or all such other remedies, and all remedies hereunder shall survive termination of this Lease. At any sale of the Equipment pursuant to this
Section 9, Lessor may bid for the Equipment. Notice required, if any, of any sale or other disposition hereunder by Lessor shall be satisfied by the mailing of such notice to Lessee at least seven (7) days prior to such sale or other disposition. In the event Lessor takes possession and disposes of the Equipment, the proceeds of any such disposition shall be applied in the following order: (1) to all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling or leasing the Equipment;
(2) to the extent not previously paid by Lessee, to pay Lessor for any damages then remaining unpaid hereunder; (3) to reimburse Lessee for any sums previously paid by Lessee as damages hereunder; and (4) the balance, if any, shall be retained by Lessor. A cancellation shall occur only upon written notice by Lessor and only with respect to such Equipment, as Lessor shall specify in such notice. Cancellation under this Section 9 shall not affect Lessee's duty to perform Lessee's obligations hereunder to Lessor in full. Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights and remedies hereunder following the occurrence of an Event of Default, including, without limitation, reasonable attorney's fees, and the costs of repossession, storage, insuring, reletting, selling and disposing of any and all Equipment.

     The term "STIPULATED LOSS VALUE" with respect to any item of Equipment shall mean the Stipulated Loss Value as set forth in any Schedule of Stipulated Loss Values attached to and made a part of the applicable Lease Schedule. If there is no such Schedule of Stipulated Loss Values, then the Stipulated Loss Value with respect to any item of Equipment on any Rental Payment Date during the Lease Term shall be an amount equal to the sum of:
(a) all Rental Payments and other amounts then due and owing to Lessor under the Lease, together with all accrued interest and late charges thereon calculated through and including the date of payment; plus (b) the net
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present value of: (i) all Rental Payments then remaining unpaid for the
Lease Term, plus (ii) the amount of any purchase obligation with respect to
            ----
such item of Equipment or, if there is no such obligation, then the fair market value of such item of Equipment at the end of the Lease Term, as estimated by Lessor in its sole discretion (accounting for the amount of any unpaid Related Expenses for such item of Equipment and, with respect to any such item of Equipment that has been attached to or installed on or in any other property leased or owned by Lessee, such value shall be determined on an installed basis, in place

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and in use), all discounted to net present value at a discount rate equal to the
1-year Treasury Constant Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release H.15(519) for the week ending immediately prior to the original Acceptance Date for such Equipment, plus fifty basis points.

     Lessee is or may become indebted under or in respect of one or more leases, loans, notes, credit agreements, reimbursement agreements, security agreements, title retention or conditional sales agreements, or other documents, instruments or agreements, whether now existing or hereafter arising, evidencing Lessee's obligations for the payment of borrowed money or other financial accommodations ("OBLIGATIONS") owing to FCC, or to one or more affiliated persons, firms or entities controlling, controlled by or under common control with Lessor ("AFFILIATES"). If Lessee pays or prepays all or substantially all of its Obligations owing to any Affiliate, whether or not such payment or prepayment is voluntarily or involuntarily made by Lessee before or after any default or acceleration of such Obligations, then Lessee shall pay, at Lessor's option and immediately upon notice from Lessor, all or any part of Lessee's Obligations owing to Lessor, including but not limited to Lessee's payment of Stipulated Loss Value for all or any Lease Schedules as set forth in such notice from Lessor.

10.  ADDITIONAL SECURITY
     For so long as any obligations of Lessee shall remain outstanding under any Lease, Lessee hereby grants to Lessor a security interest in all of Lessee's rights in and to Equipment subject to such Lease from time to time, to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of each and every indebtedness, obligation or liability of Lessee, or any affiliated person, firm, or entity controlling, controlled by, or under common control with Lessee, owing to Lessor, whether now existing or hereafter arising, including but not limited to all of such obligations under or in respect of any Lease. The extent to which Lessor shall have a purchase money security interest in any item of Equipment under a Lease which is deemed to create a security interest under Section 1-201(37) of the Uniform Commercial Code shall be determined by reference to the Acquisition Cost of such item financed by Lessor. In order to more fully secure its rental payments and all other obligations to Lessor hereunder, Lessee hereby grants to Lessor a security interest in any deposit of Lessee to Lessor under Section 3(d) of any Lease Schedule hereto. Such security deposit shall not bear interest, may be commingled with other funds of Lessor and shall be immediately restored by Lessee if applied under Section 9. Upon expiration of the Lease Term of this Lease and satisfaction of all of Lessee's obligations, the security deposit shall be returned to Lessee. The term "LESSOR" as used in this Section 10 shall include any affiliated person, firm or entity controlling, controlled by or under common control with Lessor.

11.  NOTICES
     Any notices or demands required or permitted to be given under this Lease shall be given in writing and by regular mail and shall become effective when deposited in the United States mail with postage prepaid to Lessor to the attention of Customer Accounts, and to Lessee at the address set forth above and to the attention Steve Novik, or to such other address as the party to receive notice hereafter designates by such written notice.

12.  USE; MAINTENANCE; INSPECTION; LOSS AND DAMAGE
     During the Lease Term for each item of Equipment, Lessee shall, unless Lessor shall otherwise consent in writing: (a) permit each item of Equipment to be used only within the United States by qualified personnel solely for business purposes and the purpose for which it was designed and shall, at its sole expense, service, repair, overhaul and maintain each item of Equipment in the same condition as when received, ordinary wear and tear excepted, in good operating order, consistent with prudent industry practice (but, in no event less than the same extent to which Lessee maintains other similar equipment in the prudent management of its assets and properties) and in compliance with all applicable laws, ordinances, regulations, and conditions of all insurance policies required to be maintained by Lessee under the Lease and all manuals, orders, recommendations, instructions and other written requirements as to the repair and maintenance of such item of Equipment issued at any time by the vendor and/or manufacturer thereof; (b) furnish to Lessor such information concerning the condition, location, use and operation of the Equipment as Lessor may request; (c) permit any person designated by Lessor to visit and inspect any Equipment and any records maintained in connection therewith, provided, however, that the failure of Lessor to
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inspect the Equipment or to inform Lessee of any noncompliance shall not relieve Lessee of any of its obligations hereunder; (d) if any Equipment does not comply with the requirements of this Lease, Lessee shall, within 30 days of written notice from Lessor, bring such Equipment into compliance;
(e) not use any Equipment, nor allow the same to be used, for any unlawful purpose, nor in connection with any property or material that would subject the Lessor to any liability under any state or federal statute or regulation pertaining to the production, transport, storage, disposal or discharge of hazardous or toxic waste or materials; and (f) make no additions, alterations, modifications or improvements (collectively, "IMPROVEMENTS") to any item of Equipment that are not readily removable without causing material damage to such item of Equipment or which will cause the value, utility or useful life of such item of Equipment to materially decline. If any such Improvement is made and cannot be removed without causing material damage or decline in value, utility or useful life (a "NON-SEVERABLE IMPROVEMENT"), then Lessee warrants that such Non-Severable Improvement shall immediately become Lessor's property upon being installed and shall be free and clear of all liens and encumbrances and shall become Equipment subject to all of the terms and conditions of the Lease. All such Improvements that are not Non-Severable Improvements shall be removed by Lessee prior to the return of the item of Equipment hereunder or such Improvements shall also become the sole and absolute property of Lessor without any further payment by Lessor to Lessee and shall be free and clear of all liens and encumbrances whatsoever. Lessee shall repair all damage to any item of Equipment caused by the removal of any Improvement so as to restore such item of Equipment to the same condition which existed prior to its installation and as required by this Lease. Notwithstanding any provision contained herein to the contray, provided no Event of Default has occurred and remains uncured, Lessee may during the Term of a Lease
Schedule, exchange items of Equipment subject thereto for items of equipment which are identical to such items of Equipment (same manufacturer, model number, model year, features, capacity, year of manufacture and as otherwise required by Lessor, "Substitute Equipment"), provided such Substitute Equipment is not then subject to any other financing by Lessor and can be made subject to the applicable Lease Schedule in the condition required hereunder. Immediately upon such exchange, title to the Substitute Equipment shall be conveyed to Lessor free from all liens and encumbrances, and such Substitute Equipment shall be deemed items of Equipment for the purposes of such Lease Schedule. Lessee shall promptly notify Lessor of any and all exchanges and shall provide Lessor with any and all bills of sale and/or other documentation as Lessor may deem necessary or prudent in order to perfect Lessor's interest in the Substitute Equipment and confirm that the Substitute Equipment is subject to the appropriate Lease Schedule. Upon confirmation that the Substitute Equipment has been made subject to the Lease Schedule and provided no Event of Default has occurred and remains uncured, Lessor shall release its interest in the items of Equipment which were the subject of the exchange.

     Lessee hereby assumes all risk of loss, damage or destruction for whatever reason to the Equipment from and after the earlier of the date
(i) on which the Equipment is ordered or (ii) Lessor pays the purchase price of the Equipment, and continuing until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof upon the expiration of the Lease Term. If during the Lease Term all or

                                      4

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

any portion of an item of Equipment shall become lost, stolen, destroyed, damaged beyond repair or rendered permanently unfit for use for any reason, or in the event of any condemnation, confiscation, theft or seizure or requisition of title to or use of such item, Lessee shall immediately pay to Lessor an amount equal to the Stipulated Loss Value of such item of Equipment, as of the next following Rental Payment Date.

13.  INSURANCE
         Lessee shall procure and maintain insurance in such amounts and upon such terms and with such companies as Lessor may approve, such approval not to be unreasonably withheld or delayed, during the entire Lease Term and until the Equipment has been returned to, and accepted by, Lessor in the condition required by Section 18 hereof, at Lessee's expense, provided that in no event shall such insurance be less than the following coverages and amounts: (a) Worker's Compensation and Employer's Liability Insurance, in the full statutory amounts provided by law; (b) Comprehensive General Liability Insurance including product/completed operations and contractual liability coverage, with minimum limits of $1,000,000 each occurrence, and Combined Single Limit Body Injury and Property Damage, $1,000,000 aggregate, where applicable; and (c) All Risk Physical Damage Insurance, including earthquake and flood, on each item of Equipment, in an amount not less than the greater of the Stipulated Loss Value of the Equipment or (if available) its full replacement value. Lessor will be included as an additional insured and loss payee as its interest may appear. Such policies shall be endorsed to provide that the coverage afforded to Lessor shall not be rescinded, impaired or invalidated by any act or neglect of Lessee. Lessee agrees to waive Lessee's right and its insurance carrier's rights of subrogation against Lessor for any and all loss or damage. Provided no Event of Default has occurred and remains uncured hereunder, Lessee may, except as set forth below, self-insure for the risk of loss and/or damage to the Equipment described in
Section 13(c) above, to the extent it self insures similar equipment which it owns or leases against loss and damage, and provided further that such self-insurance program (i) is consistent with prudent industry practice with respect to equipment similar to the Equipment, (ii) is primary, without right of contribution from any insurance carried by Lessor and (iii) Lessee guarantees payment to Lessor for any loss or damage to any item of Equipment. Lessee agrees that if items of Equipment having an original cost of $1,000,000 are located in one facility at any time ("Equipment Concentration"), Lessee shall procure the risk of loss insurance coverage described in (c) above for such Equipment Concentration through an insurance provider acceptable to Lessor and shall provide Lessor with evidence of such insurance coverage.

     All policies shall be endorsed or contain a clause requiring the insurer to use best efforts to furnish Lessor with at least 30 days' prior written notice of any material change, cancellation or non-renewal of coverage. Upon execution of this Lease, Lessee shall furnish Lessor with a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty
                       --------  -------
either to ascertain the existence of or to examine such insurance coverage or to advise Lessee in the event such insurance coverage should not comply with the requirements hereof. In case of failure of Lessee to procure or maintain insurance, Lessor may at its option obtain such insurance, the actual cost of which will be paid by the Lessee as additional rentals. Lessee hereby irrevocably appoints Lessor, as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments on payment of such claims, provided, however, so long as no Event of Default has occurred and remains uncured hereunder, Lessor shall permit Lessee to settle, adjust and otherwise resolve insurance claims with respect to items of Equipment. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, the Equipment, or any part thereof.

14.  LIMITATION OF LIABILITY
     Lessor shall have no liability in connection with or arising out of the ownership, leasing, furnishing, performance or use of the Equipment (except to the extent directly caused by Lessor's gross negligence or willful misconduct) or any special, indirect, incidental or consequential damages of any character, including, without limitation, loss of use of production facilities or equipment, loss of profits, property damage or lost production, whether suffered by Lessee or any third party.

15.  FURTHER ASSURANCES
     Lessee shall promptly execute and deliver to Lessor such further documents and take such further action as Lessor may require in order to more effectively carry out the intent and purpose of this Lease. Lessee shall provide to Lessor, within 120 days after the close of each of Lessee's fiscal years, and, upon Lessor's request, within 45 days of the end of each quarter of Lessee's fiscal year, a copy of its financial statements prepared in accordance with generally accepted accounting principles and, in the case of annual financial statements, audited by independent certified public accountants, and in the case of quarterly financial statements certified by Lessee's chief financial officer. Lessee shall execute and deliver to Lessor upon Lessor's request any and all schedules, forms and other reports and information as Lessor may deem necessary or appropriate to respond to requirements or regulations imposed by any governmental authorities. Lessee shall execute and deliver to Lessor upon Lessor's request such further and additional documents, instruments and assurances as Lessor reasonably deems necessary (a) to acknowledge and confirm, for the benefit of Lessor or any assignee or transferee of any of Lessor's rights, title and interests hereunder (an "ASSIGNEE"), all of the terms and conditions of all or any part of this Lease and Lessor's or Assignee's rights with respect thereto, and Lessee's compliance with all of the terms and provisions hereof and (b) to preserve, protect and perfect Lessor's or Assignee's right, title or interest hereunder and in any Equipment, including, without limitation, such UCC financing statements or amendments, corporate resolutions, certificates of compliance, notices of assignment or transfers of interests, and restatements and reaffirmations of Lessee's obligations and its representations and warranties with respect thereto as of the dates requested by Lessor from time to time. In furtherance thereof, Lessor may file or record this Lease or a memorandum or a photocopy hereof (which for the purposes hereof shall be effective as a financing statement) so as to give notice to third parties, and Lessee hereby appoints Lessor as its attorney-in-fact to execute, sign, file and record UCC financing statements and other lien recordation documents with respect to the Equipment where Lessee fails or refuses to do so after Lessor's written request, and Lessee agrees to pay or reimburse Lessor for any filing, recording or stamp fees or taxes arising from any such filings. Lessor may file or record a memorandum of this Lease so as to give notice to third parties.

16.  ASSIGNMENT
     This Lease and all rights of Lessor hereunder shall be assignable by Lessor absolutely or as security, without notice to Lessee, subject to the rights of Lessee hereunder for the use and possession of the Equipment for so long as no Event of Default has occurred and is continuing hereunder. Any such assignment shall not relieve Lessor of its obligations hereunder unless specifically assumed by the assignee, and LESSEE AGREES IT SHALL NOT ASSERT ANY DEFENSE, RIGHTS OF SET-OFF OR COUNTERCLAIM AGAINST ANY ASSIGNEE TO WHICH LESSOR SHALL HAVE ASSIGNED ITS RIGHTS AND INTERESTS HEREUNDER, NOR HOLD OR ATTEMPT TO HOLD SUCH ASSIGNEE LIABLE FOR ANY OF LESSOR'S OBLIGATIONS HEREUNDER. No such assignment shall materially increase Lessee's obligations hereunder. LESSEE SHALL NOT ASSIGN OR DISPOSE OF ANY OF ITS RIGHTS OR OBLIGATIONS UNDER THIS LEASE OR ENTER INTO ANY SUBLEASE WITH RESPECT TO ANY OF THE EQUIPMENT WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF LESSOR WHICH WILL NOT BE UNREASONABLY WITHHELD OR DELAYED.


                                      5

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

17.  LESSEE'S OBLIGATION UNCONDITIONAL
     This Lease is a net lease and Lessee hereby agrees that it shall not be entitled to any abatement of rents or of any other amounts payable hereunder by Lessee, and that its obligation to pay all rent and any other amounts owing hereunder shall be absolute and unconditional under all circumstances, including, without limitation, the following circumstances: (i) any claim by Lessee to any right of set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, any seller or manufacturer of any Equipment or anyone else for any reason whatsoever; (ii) the existence of any liens, encumbrances or rights of others whatsoever with respect to any Equipment, whether or not resulting from claims against Lessor not related to the ownership of such Equipment; or (iii) any other event or circumstances whatsoever. Each Rental Payment or other amount paid by Lessee hereunder shall be final and Lessee will not seek to recover all or any part of such payment from Lessor for any reason whatsoever.

18.  RETURN OF EQUIPMENT
     Upon the expiration or earlier termination of the Lease Term with respect to any Equipment, and provided that Lessee has not validly exercised any purchase option with respect thereto, Lessee shall: (a) return the Equipment to a location and in the manner designated by the Lessor within the continental United States and no more than 1,000 miles from the location of such Equipment while being used by Lessee, including, as reasonably required by Lessor, securing arrangements for the disassembly and packing for shipment by an authorized representative of the manufacturer of the Equipment, shipment with all parts and pieces on a carrier designated or approved by Lessor, and then reassembly (including, if necessary, repair and overhaul) by such representative at the return location in the condition the Equipment is required to be maintained by the Lease and in such condition as will make the Equipment immediately able to perform all functions for which the Equipment was originally designed (or as upgraded during the Lease Term), and immediately qualified for the manufacturer's (or other authorized servicing representative's) then-available service contract or warranty; (b) cause the Equipment to qualify for all applicable licenses or permits necessary for its operation for its intended purpose and to comply with all specifications and requirements of applicable federal, state and local laws, regulations and ordinances; (c) upon Lessor's request, provide suitable storage, acceptable to Lessor, for the Equipment for a period not to exceed 90 days from the date of return; (d) cooperate with Lessor in attempting to remarket the Equipment, including display and demonstration of the Equipment to prospective purchasers or lessees, and allowing Lessor to conduct any private or public sale or auction of the Equipment on Lessee's premises. All costs incurred in connection with any of the foregoing shall be the sole responsibility of the Lessee. During any period of time from the expiration or earlier termination of the Lease until the Equipment is returned in accordance with the provisions hereof or until Lessor has been paid the applicable purchase option price if any applicable purchase option is exercised, Lessee agrees to pay to Lessor additional per diem rent ("HOLDOVER RENT"), payable promptly on demand in an amount equal to 100% of the highest monthly Rental Payment payable during the Lease Term divided by 30, provided, however, that nothing
                                             --------  -------
contained herein and no payment of Holdover Rent hereunder shall relieve Lessee of its obligation to return the Equipment upon the expiration or earlier termination of the Lease.

19.  RELATED LEASE SCHEDULES
     "RELATED LEASE SCHEDULES" means and refers to Leases covering Equipment intended to be or which otherwise becomes attached to, affixed to, or used in connection with other Equipment subject to any other Lease hereunder. Lessee agrees that if: (a) if Lessee elects to exercise any purchase option, early termination option, renewal option, purchase obligation or early purchase option under any Related Lease Schedule; or (b) Lessee elects to return the Equipment under any Related Lease Schedule in accordance therewith, then, in
                                                                    ----
either case, Lessor shall have the right, in its sole discretion, to require Lessee to elect the same or similar disposition for all Equipment subject and pursuant to the terms and provisions of one or more other Related Lease Schedules.

20.  TAX INDEMNIFICATION

     20.1 This Lease has been entered into by Lessor and Lessee under the assumption that Lessor or its affiliated group ("Affiliated Group"), as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, (the "Code") will be treated as the owner of the Equipment and will be entitled to such deductions and other benefits that are provided by the Code including, without limitation, deductions for the recovery of the Acquisition Cost of the Equipment, over the recovery period ("Recovery Period") set forth on the applicable Equipment Schedule, using the Modified Accelerated Cost Recovery System as provided by Section 168 of the Code ("MACRS Deductions"). Notwithstanding such assumption, Lessee shall not be liable to Lessor in the event that such assumption (or any part thereof) is determined to be incorrect, except as provided in Section 20.3(a) hereof.

     20.2 Lessee represents, covenants and warrants the following: (a) Neither Lessee, nor any affiliate of Lessee, nor any other party since the Lease Term Commencement Date (i) has claimed or will claim any MACRS Deductions, or any other deductions in the nature of cost recovery or depreciation with respect to the Equipment, or (ii) has made or will make any election under the Code regarding the method or the period for cost recovery or deductions for personal property which will be binding upon Lessor and which will adversely affect the assumptions set forth in Section
20.1 above with respect to the Equipment or (iii) shall, at any time, take any action or file any returns or other documents inconsistent with the assumptions set forth in Section 20.1 above, provided that entering into this Lease shall not be construed as an inconsistent action within the meaning of this Subsection (iii). (b) In the event the Equipment has been sold to Lessor by Lessee and leased back from Lessor by Lessee, such Equipment does not constitute property placed in service in a churning transaction within the meaning of Section 168(f)(5) of the Code. (c) The Equipment has not been manufactured or produced in any foreign country which is subject to an Executive Order of the President of the United States that would deny the availability of MACRS Deductions to Lessor. (d) The Acquisition Cost of the Equipment does not exceed the fair market value of the Equipment. (e) When delivered and accepted under the Lease, the Equipment will not require any improvements, modifications, or additions (other than ancillary or incidental items of removable equipment) in order to be rendered complete for its intended use by Lessee. (f) At the time the Equipment is accepted under the Lease, Lessee and, if applicable, any member of its Affiliated Group shall have been fully reimbursed for any portion of the Acquisition Cost of the Equipment which it may have furnished; furthermore, on the applicable Lease Term Commencement Date and during the Lease Term, neither Lessee nor any member of its Affiliated Group shall have any investment in the Equipment. (g) The Equipment will be placed in service on the applicable Lease Term Commencement Date and will be used in a trade or business or will be held for the production of income within the meaning of Section 167 of the Code. (h) From the applicable Lease Term Commencement Date and during the Lease Term, the Equipment will constitute and will be treated as (i) "recovery property" within the meaning of Section 168 of the Code, and (ii) property with the Recovery Period set forth in the applicable Equipment Schedule determined in accordance with Section 168(c) of the Code.
(i) From the applicable Lease Term Commencement Date and during the Lease Term, the Equipment will not constitute, or be treated as, (i) "tax exempt use property" within the meaning of Section 168(h) of the Code which would cause Lessor to fail to realize, lose, or suffer diminution, deferral, or recapture of any of the MACRS Deductions described in Section 18.1 above, or
(ii) "limited use property" within the meaning of Rev. Proc. 2001-26, 2001-19 I.R.B. (j) During the Lease Term, the Equipment will not be used "predominantly

                                      6

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

outside the United States" within the meaning of Section 168(g)(4) of the Code. (k) During the Lease Term, Lessor shall not be required to include in its gross income for Federal income tax purposes any amount derived from the cost of any alteration, addition, improvement, modification, replacement, or substitution of the Equipment (unless such alteration, addition, improvement, modification, replacement or substitution is required by the provisions of this Lease) or from any refund or credit from the manufacturer or supplier of the Equipment.

     20.3 A tax loss ("Tax Loss") shall be deemed to have occurred under this Section 18 if Lessor or its Affiliated Group, for Federal income tax purposes, shall not be entitled to, shall not be allowed, shall suffer recapture of or shall lose any of the MACRS Deductions, as a result of:
(a) Lessee's breach of, or its failure to comply with, any representation, covenant, or warranty set forth in Section 20.2 above, or the inaccuracy of any such representation; (b) the occurrence of an Event of Default as defined in Section 8 of the Master Lease; (c) the replacement, substitution, loss, seizure, condemnation, destruction or governmental requisitioning of the Equipment; or (d) any act (whether or not permitted or required under this Master Lease) or any omission of Lessee, any affiliate of Lessee, any sublessee or assignee of Lessee, or any entity, other than Lessor, having possession control or use of the Equipment (whether or not such possession, control or use may be authorized or unauthorized).

     20.4 (a) Except as provided in Sections 20.4(b), if a Tax Loss occurs, then Lessee shall pay to Lessor, upon demand a sum to be computed by Lessor in the following manner. Such sum, after deduction of all Federal, state and local income taxes payable by Lessor as a result of the receipt of such sum, shall be sufficient to restore Lessor or its Affiliated Group to substantially the same position, on an after-tax basis, as it would have been in but for the loss of such MACRS Deductions. In making its computation, Lessor or its Affiliated Group shall consider, but shall not be limited to, the following factors: (i) the amounts and timing of any net loss of tax benefits resulting from any such lack of entitlement to or loss, recapture, or disallowance of MACRS Deductions but offset by any tax benefits derived from any depreciation or other capital recovery deductions or exclusions from income allowed to Lessor or its Affiliated Group with respect to the same Equipment; (ii) penalties, interest or other charges imposed;
(iii) difference in tax years involved; and (iv) the time value of money at a reasonable rate determined, in `good faith', by Lessor. For purposes of computation only, the amount of indemnification payments hereunder shall be calculated on the assumption that Lessor and its Affiliated Group have or will have, in all tax years involved, sufficient taxable income and tax liability to realize all tax benefits and incur all losses of tax benefits at the highest marginal Federal corporate income tax rate in each year. Upon request, Lessor shall provide Lessee with the methods of computation used in determining any sum that may be due and payable by Lessee under this
Section 20. (b) If Lessor shall suffer a Tax Loss with respect to the Equipment, Lessee shall not be required to make any indemnity payment to Lessor provided for in this Section 20 unless Lessor shall have received either (i) written advice from the Internal Revenue Service of a proposed disallowance or adjustment which gives rise to an indemnity obligation under this Section 20 and, in the event Lessee has requested Lessor to contest such disallowance or adjustment pursuant to Section 20.5 and except for any provisional payment required thereunder, the expiration or abandonment of any such contest shall have occurred, or (ii) an opinion of independent tax counsel selected by Lessor and reasonably acceptable to Lessee which opinion provides that there is no reasonable basis to claim such MACRS Deductions, or to avoid reporting such recapture income. In the case of a Tax Loss arising by reason of any refund or credit described in Section 20.2(k), Lessor agrees, on the date on which a tax adjustment is made, to adjust the Monthly Rent payable by Lessee under this Lease to reflect the decreased Acquisition Cost resulting from such credit or refund (including any refund due on prior rents paid by Lessee hereunder).

     20.5(a) Upon receipt by Lessor of written advice from the Internal Revenue Service of a proposed disallowance or adjustment which gives rise to an indemnity obligation under this Section 18 (the "Claim"), Lessor will notify Lessee in writing. Upon the written request of Lessee which must be received by Lessor within 45 days of such notice, Lessor shall contest the Claim provided that (i) an Event of Default under Section 8 of this Master Lease has not occurred and is continuing, (ii) Lessee has furnished Lessor with a written opinion of independent tax counsel acceptable to Lessor to the effect that there is a meritorious defense to the Claim, and (iii) Lessee shall have agreed, in writing, to pay Lessor, on demand and regardless of the outcome, all expenses which Lessor may incur in contesting the Claim including, without limitation, legal and accounting fees. Lessor shall, thereupon, contest the Claim in any permissible forum selected by Lessor either by resisting payment of the Claim or by making payment of the Claim and suing for a refund. If Lessor determines to pay the Claim and sue for a refund, Lessee shall, within 10 days of Lessor's written request, pay to Lessor an amount equal to the sum, on an after-tax basis, of the Claim which the Internal Revenue Service requires to be paid. During any proceedings in connection with the Claim, Lessor shall control all negotiations and litigation but shall, from time to time, consult with Lessee or its counsel. Upon any adverse decision on the Claim in the forum chosen by Lessor, Lessor shall institute an appeal if requested to do so by Lessee provided that independent tax counsel acceptable to Lessor furnishes Lessor with a written opinion to the effect that there is a meritorious basis for an appeal. Notwithstanding the foregoing, Lessor shall not be obligated to appeal any such adverse decision beyond the United States District Courts or the United States Tax Court. (b) A "Final Determination" of the Claim means a final decision of the Internal Revenue Service or a court of competent jurisdiction after all contests or appeals requested by Lessee pursuant to Section 20.5(a) have been either exhausted or terminated as may be agreed upon by Lessor and Lessee. If the Final Determination of the Claim is all or partly adverse to Lessor, the liability, of Lessee to indemnify Lessor shall be fixed and payable as provided in Section 20.4 provided, however, that Lessor shall credit Lessee with any amounts previously paid by Lessee under Section 20.5(a) above. If the Final Determination of the Claim is all or partly in favor of Lessor, then Lessor, upon receipt of any refund from the Internal Revenue Service, shall reimburse Lessee the portion of such refund which exceeds the indemnity obligation of Lessee under this Section 20 with respect to any portion of the Claim not resolved in favor of Lessor. (c) Notwithstanding the provisions of this Section 20.5, Lessor may decline to contest all or any portion of the Claim upon written notice to Lessee and Lessee shall thereupon be relieved of its obligation to indemnify Lessor under this
Section 20 with respect to the portion of the Claim described in the notice.
(d) Nothing in this Section 20.5 shall be construed as granting any right to Lessee to request a contest of any lack of entitlement to, or any loss, disallowance or recapture of MACRS Deductions arising in connection with events described in the second paragraph of Section 12 of the Master Lease, or from a sale or other disposition of the Equipment upon an Event of Default as set forth in Section 8 of the Master Lease.

     20.6 The representations, obligations and indemnities of Lessee under this Section 20 shall continue in full force and effect, notwithstanding the expiration or other termination of this Lease.


21.  MISCELLANEOUS; ENFORCEABILITY AND GOVERNING LAW
     The term "LESSEE" as used in the Lease shall mean and include any and all Lessees who sign below, each of whom shall be jointly and severally liable under the Lease. This Master Lease will not be binding on Lessor until accepted and executed by Lessor, notice of which is hereby waived by Lessee. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. The captions in this Lease are for convenience only and shall not define or limit any of the terms hereof.

     Any provisions of this Lease which are unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives; (a) any provisions of law which render any provision hereof unenforceable in any respect; (b) all rights and remedies under Rhode Island General Laws Sections 6A-2.1-508 through 522 or corresponding provisions of the Uniform Commercial Code article or division pertaining to personal property leasing in any jurisdiction in which enforcement of this Lease is sought.

     THIS LEASE AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. LESSEE HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF RHODE ISLAND AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF RHODE ISLAND FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ITS OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVES ANY OBJECTIONS THAT IT MAY HAVE TO THE VENUE OF SUCH COURTS. LESSEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS LEASE. Any action by Lessee against Lessor for any cause of action relating to this Lease shall be brought within one year after any such cause of action first arises.

     THIS LEASE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE LEASE OF THE EQUIPMENT AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN
THE PARTIES SUPERSEDING ANY AND ALL CONFLICTING TERMS OR PROVISIONS OF ANY PRIOR PROPOSALS, COMMITMENT LETTERS, TERM SHEETS OR OTHER AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES. THIS LEASE MAY NOT BE CONTRADICTED BY EVIDENCE OF (i) ANY PRIOR WRITTEN OR ORAL AGREEMENTS OR UNDERSTANDINGS, OR
(ii) ANY CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES, AND LESSEE ACKNOWLEDGES AND CERTIFIES THAT NO SUCH ORAL OR WRITTEN AGREEMENTS OR UNDERSTANDINGS EXIST AS OF THE DATE OF THIS LEASE. THIS LEASE MAY NOT BE AMENDED, NOR MAY ANY RIGHTS UNDER THE LEASE BE WAIVED, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTY CHARGED WITH SUCH AMENDMENT OR WAIVER.

Executed and delivered by duly authorized representatives of the parties hereto as of the date set forth below.


DATED AS OF: AUGUST 22, 2001
             ---------------

FLEET CAPITAL CORPORATION                 EDWARD D. JONES & CO., L.P.

By:     /s/ Michael Kelleher              By:     /s/ Steven Novik
        -----------------------------             -----------------------------

Name:   Michael Kelleher                  Name:   Steven Novik
        -----------------------------             -----------------------------

Title:  Vice-President                    Title:  Principal
        -----------------------------             -----------------------------

                                          Lessee's Taxpayer ID #:43-0345811
                                                                 --------------


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